UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

JUNE 21, 2018
Date of Report (Date of earliest event reported)

GLOBAL RESOURCE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-157588	83-2046952
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3102 Oak Lawn Avenue, Suite 250
Dallas, TX  75219
(Address of principal executive offices, including zip code)

214-336-2025
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐ Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICER’ ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On and effective June 21, 2018 Randy Hatch resigned as President, Secretary, Treasurer of Global Resource Energy, Inc. while agreeing to serve as a Director if requested. Concurrent with his action he elected Garrett Vogel as President, Secretary, Treasurer and sole board member.

On June 24, 2018 Mr. Vogel asked Mr. Hatch and Hatch agreed to serve as a Director of the Company.

Biographies

Randy Hatch’s biography is included in a Form 8-K filed October 6, 2015 and is incorporated by reference.

Garett Vogel received a BA from Southern Methodist University and an MBA from the University of California, Berkeley and worked in a supervisory capacity at two of the major international accounting and consulting firms before establishing his own regional practice. He subsequently performed analyst and management roles for several investor groups, including co-founding an Inc. 500 Fastest Growing Company and being an officer/director in several small public companies.

Mr. Vogel has been appointed to various boards and commissions by both the City and the County of Dallas, Texas and has held leadership positions in several not-for profit organizations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2018	/s/ Garrett Vogel
Garrett Vogel President, Secretary, Treasurer and Director

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